UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive
Lake Success, New York 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.          Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Amendment and Restatement of By-laws

On August 6, 2019, the Board of Directors (the “Board”) of Broadridge Financial Solutions, Inc. (the “Company”) approved and the Company adopted the Amended and Restated By-laws (the “Restated By-laws”), effective as of August 6, 2019.

The Restated By-laws were amended to clarify that meetings of stockholders may be held in person, telephonically or by any means of remote communication as may be designated by the Board, and that the chair of the meeting may adjourn a meeting for another time and place. The Restated By-laws also add the ability of stockholders who in the aggregate beneficially own at least 20% of the voting power of all outstanding shares of common stock of the Company to request the Company’s Secretary to call a special meeting upon compliance with certain written request and other procedures.

In addition, the provisions relating to advance notice of stockholder business and director nominees were amended, among other things, to enhance Board nominee informational and qualification requirements and nominating stockholder informational requirements.

The proxy access provisions in the Restated By-laws were amended, among other things, to add that funds in a fund family will count as one person for purposes of calculating whether stock ownership requirements are met and that any director nominees included in company proxy materials pursuant to a stockholder agreement and any Stockholder Nominee (as defined in the Restated By-laws) who later is declared invalid, disqualified or becomes ineligible is counted towards the maximum number of Stockholder Nominees (as defined in the Restated By-laws). The proxy access provisions in the Restated By-laws were also amended to provide for certain additional stockholder and nominee informational and qualification requirements and to eliminate the prohibition against Stockholder Nominees being or becoming a party to compensatory or other financial arrangements other than with the Company. The Restated By-laws also enhanced related indemnification requirements.

In addition, the Restated By-laws add a director resignation policy, which provides that in an uncontested election for directors, any incumbent director who fails to receive a majority of votes cast shall promptly submit an offer to resign from the Board and the Governance and Nominating Committee of the Board shall recommend to the Board whether to accept or reject the offer to resign or any other action.

The foregoing description of the Restated By-laws is qualified in its entirety by reference to the full text of the Restated By-laws, which is filed as Exhibit 3.2 hereto, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
3.2	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. dated August 6, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 6, 2019

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/ Adam D. Amsterdam Name: Adam D. Amsterdam Title: Vice President, General Counsel